ENHANCED GUARANTEED MINIMUM DEATH BENEFIT RIDER II
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. The following hereby replaces the section of the Contract entitled "Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period".

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                            PROCEEDS PAYABLE ON DEATH
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Death Benefit      The death benefit  payable will be the greater of (a)or (b),
Amount During      less any  deductions we make to reimburse us for any
The Accumulation   applicable Premium Tax.
Period             (a) The Contract  Value determined as of the end of the
                       Business Day during which we received at the Service Center both due proof of death and an election of the payment method;  or
                   (b) the Enhanced  Guaranteed Minimum Death Benefit (GMDB)
                       value, as defined below, determined as of the end of the Business Day during which we received at the Service Center both due proof of death and an election of the payment method.

                       The Enhanced GMDB is equal to the greater of (i) or (ii):
                       (i) [3%] Annual  Increase  Amount.  The [3%] Annual
                           Increase Amount on the Issue Date is set equal to the initial Purchase Payment, not including any applicable bonus.

                        On each Business Day other than a Contract Anniversary and before the date of death or the date you exercise the Guaranteed Partial Withdrawal Benefit (GPWB), if applicable, the [3%] Annual Increase Amount is equal to:
                        (1) its value on the immediately preceding Business Day,
                        (2) plus any additional Purchase Payments, not including
                            any applicable bonus, received that day,
                        (3) reduced proportionately by the percentage of any
                            Contract Value taken as a withdrawal that day, including any withdrawal charge,
                        (4) reduced proportionately by the percentage of any
                            Contract Value applied to Traditional Annuity Payments under a Partial Annuitization that day, and
                        (5) reduced proportionately by the percentage of any PB
                            Value applied to Guaranteed Minimum Income Benefit
                            (GMIB) Payments under a Partial Annuitization that day, if applicable.

                    On each Contract Anniversary that occurs before the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable), the [3%] Annual Increase Amount is the product of [1.03] times its value on the immediately preceding Business Day. We then process any transactions received on that Contract Anniversary (such as additional PurchasePayments, withdrawals, and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

                    Beginning with the Contract Anniversary that occurs on or after the older Contract Owner's 81st birthday and before the date of death or the date of benefit exercise under the GPWB, if applicable, we calculate the [3%] Annual Increase Amount in the same way that we do on each Business Day other than a Contract Anniversary.

                    The [3%] Annual Increase Amount has a maximum amount determined by the following:
                    (1) the product of [1.5] times the total Purchase Payments received, not including any applicable bonus.
                    (2) reduced proportionately by the percentage of any Contract Value withdrawn, including any withdrawal charge, for each withdrawal,
                    (3) reduced proportionately by the percentage of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization for each traditional Partial Annuitization, and
                    (4) reduced proportionately by the percentage of any PB Value applied to GMIB Payments under a Partial Annuitization, if applicable, for each GMIB Partial Annuitization.


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                      PROCEEDS PAYABLE ON DEATH (continued)
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Death Benefit      (ii) The Maximum Anniversary Value (MAV). The Maximum
Amount During           Anniversary Value on the Issue Date is set equal to the
The Accumulation        initial Purchase Payment, not including any applicable
Period (continued)      bonus.

                   On each Business Day other than a Contract Anniversary and before the date of death or the date you exercise the GPWB, if applicable, the MAV is equal to:
                   (1)  its value on the immediately preceding Business Day ,
                   (2) plus any additional Purchase Payments, not including any applicable bonus, received that day,
                   (3) reduced proportionately by the percentage of any Contract Value withdrawn that day, including any withdrawal charge,
                   (4) reduced proportionately by the percentage of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization that day, and
                   (5) reduced proportionately by the percentage of any PB Value applied to GMIB Payments under a Partial Annuitization taken that day, if applicable.

                      On each Contract Anniversary that occurs before the older Owner's 81st birthday and before the date of death or the date you exercise the GPWB (if applicable), the MAV is equal to the greater of its value on the immediately Business Day, or the Contract Value that occurs on that preceding Contract Anniversary before we process any transactions. We then process any transactions received on that Contract Anniversary (such as additional Purchase Payments, withdrawals, and Partial Annuitizations) in the same way that we do on each Business Day other than a Contract Anniversary.

                      Beginning with the Contract Anniversary that occurs on or after the older Contract Owner's 81st birthday and before the date of death or the date you exercise the GPWB, if applicable, we calculate the MAV in the same way that we do on each Business Day other than a Contract Anniversary.

                    On the date you exercise the GPWB, if applicable, (b) above stops increasing, and will decrease proportionately by the percentage of any Contract Value withdrawn, including any withdrawal charges, for each GPWB Payment and/or any Excess Withdrawals taken once you exercise the GPWB.

                    If Joint Owners are named, the age of the older Contract Owner will be used to determine the death benefit. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the death benefit.

                    If the Contract Owner dies during the Accumulation Phase and the sole Beneficiary or Joint Owner is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract.

                    An election by the spouse to continue the Contract must be made by an Authorized Request on the death claim form before we pay the death benefit. In this event, the Contract Value for the Business Day during which this election is implemented will be adjusted, if necessary, to equal the death benefit.

                    Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.



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                               GENERAL PROVISIONS
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Conditions for     This benefit will terminate on the earliest of:
Termination of the (a) the Business Day before the Income Date that you take a
Enhanced               Full Annuitization,
Guaranteed Minimum (b) the Business Day that the Enhanced GMDB Value and the
Death Benefit:         Contract Value are both zero, or
                   (c) contract termination.

Rider Charge       The charge for this rider is  included  in the  Mortality and
                   Expense  Risk  Charge  shown in the Contract Schedule.

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                            CROSS REFERENCE OF TERMS
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Terms Used         The term "Business Day" is used to also mean "Valuation
Interchangeably    Date", where applicable. The term "withdrawal charges" is
Between            used to also mean "Contingent Deferred Sales Charges", where
Base Contract      applicable.  The term "withdrawal" is used to also mean
and Rider          "surrender", where applicable.


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                                 GLOSSARY
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Definitions        Definitions specific to this rider that are not in the Base
                   Contract follow.

Base Contract      The contract to which this rider is attached.

Enhanced           The death benefit that is provided by this rider.
Guaranteed Minimum
Death Benefit

Full Annuitization This occurs once you apply the entire Contract Value to
                   Annuity Payments. Once you take a Full Annuitization,   you
                   cannot take any additional Partial Annuitizations. If you take a Full Annuitization, the Accumulation Phase of the contract will end.

                   Once you take a Full Annuitization you can no longer make additional Purchase Payments.

Partial            This occurs when you apply only part of the Contract Value
Annuitization      to Traditional Annuity Payments, or part of the PB Value to
                   GMIB Payments. If you take a Partial Annuitization the
                   Accumulation Phase and Annuity Phase of the contract may occur at the same time. [You can take one Partial
                   Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. If you take a Partial Annuitization, there can be only one Owner, he/she must be the Annuitant, and we will not allow the Owner to designate a joint Annuitant. Partial Annuitizations are not available to Joint Owners.]

                   Once you take a Partial Annuitization you can no longer make additional Purchase Payments to any portion of the Contract that is in the Annuity Phase.

Traditional        Annuity Payments we make based on the Adjusted Contract
Annuity Payment    Value.

Terms defined in   The following terms are defined in the PRIME Plus Benefit
the PRIME Plus     Rider. If the PRIME Plus Benefit Rider  is not attached to
Benefit Rider      your Contract, these terms do not apply to this Rider.
                   (1) Excess Withdrawals
                   (2) GMIB Payments
                   (3) GPWB Payments
                   (4) PB Value



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In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                 [/s/ Wayne A. Robinson]     [/s/ Mark Zesbaugh]
                    Wayne A Robinson            Mark Zesbaugh
                      Secretary                  President






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